Exhibit 99.1

Beachbody (BODi) Reports Third Quarter Financial Results

Net Income and Operating Income Reported for Fifth Consecutive Quarter

Net Income and Adjusted EBITDA Exceed High End of Guidance

Revenue Within Guidance

Twelfth Consecutive Quarter of Positive Adjusted EBITDA

El Segundo, Calif. (November 10, 2026) – The Beachbody Company, Inc. (NASDAQ: BODi) (“BODi” or the “Company”), the proactive wellness company delivering nutrition, supplements, and proven fitness programs that help people take control of their health inside and out, today announced financial results for its third quarter ended September 30, 2026.

“Net income and adjusted EBITDA exceeded the high end of our guidance and revenue met expectations as we continue to transform our business model,” said Carl Daikeler, co-founder and BODi’s Chief Executive Officer. “As the proactive wellness company delivering nutrition, supplements and proven fitness programs that help people take control of their health, we are executing on our omni-channel strategy to place our iconic brands wherever shoppers are. Our innovation pipeline is strong and we expect to continue to benefit from our compelling digital fitness content along with our premium nutritional products as consumers increasingly focus on complete wellness solutions.”

"Our third quarter results mark our twelfth consecutive quarter of positive Adjusted EBITDA and our fifth consecutive quarter of double-digit Adjusted EBITDA margins, reflecting the operating discipline we have built into this company,” said Mark Goldston, BODi’s Executive Chairman. “Additional cost efficiencies are lowering our breakeven point even further and our multi-channel distribution strategy is gaining traction as we bring on new partners and expand our rollout across retail, DTC and Amazon. Our focus on the wellness category, under the BODi Wellness umbrella, significantly broadens our total addressable market and we are well positioned to capitalize on this massive opportunity.”

Third Quarter 2026 Results

•
Total revenue was $45.2 million compared to $59.9 million in the prior year period.
o
Digital revenue was $27.8 million compared to $36.4 million in the prior year period and digital subscriptions totaled 0.69 million in the third quarter.
o
Nutrition and Other revenue was $17.4 million compared to $23.5 million in the prior year period and nutritional subscriptions totaled 0.06 million in the third quarter.
•
Gross margin was 70.7% compared to 74.6% in the prior year period.
•
Total operating expenses were $30.7 million compared to $39.7 million in the prior year period.
•
Operating income decreased by $3.7 million to $1.3 million, the Company's fifth consecutive quarter of operating income, compared to $5.0 million in the prior year period.
•
Net income was $3.3 million, the Company's fifth consecutive quarter of net income, compared to $3.6 million in the prior year period.
•
Adjusted EBITDA1 was $6.4 million compared to $9.5 million in the prior year period.
•
Adjusted net income1 was $0.6 million compared to $4.3 million in the prior year period.
•
Cash used in operating activities for the nine months ended September 30, 2026 was $10.1 million compared to cash provided by operating activities of $16.8 million in the prior year period, and cash provided by investing activities was $0.4 million compared to cash used in investing activities of $3.7 million in the prior year period. Free cash flow1 was $(12.1) million compared to $13.1 million in the prior year period.

1Definitions of (1) Adjusted EBITDA, (2) adjusted net income (loss), (3) free cash flow and (4) net cash position, and reconciliations to the comparable GAAP metrics, are at the end of this release.

Exhibit 99.1

Key Operational and Business Metrics

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	Change v 2025	2026	2025	Change v 2025

Digital Subscriptions (in millions)	0.69	0.90	(23.3%)	0.69	0.90	(23.3%)
Nutritional Subscriptions (in millions)	0.06	0.07	(14.3%)	0.06	0.07	(14.3%)
Total Subscriptions (in millions)	0.75	0.97	(22.7%)	0.75	0.97	(22.7%)

Average Digital Retention	95.4%	96.9%	(150bps)	95.8%	96.9%	(110bps)
Total Streams (in millions)	13.3	17.6	(24.4%)	46.4	56.4	(17.8%)
DAU/MAU	31.4%	32.0%	(60bps)	32.1%	32.0%	10bps

Connected Fitness Units Delivered (in thousands)	—	—	—%	—	1.5	(100.0%)

Digital	$27.8	$36.4	(23.5%)	$92.6	$119.0	(22.2%)
Nutrition & Other	$17.4	$23.5	(26.1%)	$56.5	$76.3	(25.9%)
Connected Fitness	$—	$—	—%	$—	$0.9	(100.0%)
Revenue (in millions)	$45.2	$59.9	(24.5%)	$149.1	$196.2	(24.0%)
Net Income (loss) (in millions)	$3.3	$3.6	(8.1%)	$7.0	($8.1)	NM
Adjusted Net Income (loss) (in millions)	$0.6	$4.3	(84.9%)	$4.0	($3.6)	NM
Adjusted EBITDA (in millions)	$6.4	$9.5	(32.6%)	$21.0	$17.9	17.3%

NM: Not Meaningful

Exhibit 99.1

Outlook for The Fourth Quarter of 2026

	Outlook For Quarter Ending December 31, 2026
	Low	High
(in millions)
Revenue	$38	$42

Net Income (Loss)(1)(2)	$(2)	$1
Adjustments - Restructuring(2)	$3	$3
Adjusted Net Income(1)	$1	$4

Net Income (Loss)(1)(2)	$(2)	$1

Adjustments:
Depreciation	$1	$1
Amortization of Content Assets	$2	$2
Interest Expense	$1	$1
Equity-Based Compensation	$1	$1
Other (restructuring, income tax, interest income)	$3	$3
Total Adjustments	$8	$8

Adjusted EBITDA	$6	$9

(1)A reconciliation between the outlook of net income (loss) and the outlook for adjusted net income has only been provided for restructuring expenses expected in the fourth quarter of 2026 and has not been provided for other adjustments given the inability to forecast certain reconciling items without unreasonable efforts. In particular the outlook for net income (loss) and adjusted net income does not include the change in fair value of warrant liabilities as that is significantly impacted by the change in the Company's stock price which cannot be estimated and other potential reconciling items such as impairment of goodwill that are not normal, recurring operating activities that cannot be reasonably forecasted.

(2) The outlook for the fourth quarter of 2026 net income (loss) includes restructuring expense of $3 million which is an adjustment to determine adjusted net income.

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Tuesday, November 10, 2026, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 461-5787 (U.S. & Canada) and provide the conference identification number: 705307026. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

BODi is the proactive wellness company delivering nutrition, supplements, and proven fitness programs that help people take control of their health inside and out. With nearly three decades of experience, BODi, formerly Beachbody, has evolved from a leader in home fitness into a comprehensive health and fitness ecosystem designed to help people achieve their goals and lead healthier, more fulfilling lives. Anchored by science-backed nutrition solutions like Shakeology and supported by its portfolio of proven fitness and habit-building programs, including P90X and INSANITY, BODi is creating a more accessible and effective path to long-term health. Since its inception, BODi has supported more than 30 million customers in achieving lasting results. The company continues to innovate across nutrition and digital fitness to deliver simple, proven solutions for modern lifestyles. For more information, please visit TheBeachBodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the third quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 10, 2026 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC's website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents (restricted cash of zero and $0.1 million at September 30, 2026 and December 31, 2025, respectively)	$27,529	$39,017
Restricted short-term investments	1,750	4,250
Inventory	14,435	9,410
Prepaid expenses	4,490	6,823
Other current assets	2,700	4,338
Total current assets	50,904	63,838
Property and equipment, net	5,122	8,523
Content assets, net	5,775	6,292
Goodwill	65,166	65,166
Right-of-use assets, net	1,019	1,625
Other assets	1,061	1,591
Total assets	$129,047	$147,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,802	$5,304
Accrued expenses	11,822	18,408
Deferred revenue	42,962	56,866
Current portion of lease liabilities	650	1,036
Current portion of debt	2,700	1,062
Other current liabilities	755	3,920
Total current liabilities	64,691	86,596
Long-term debt	20,193	22,564
Long-term lease liabilities, net	418	738
Other liabilities	1,433	5,817
Total liabilities	86,735	115,715
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 4,575,156 and 4,450,721 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively;	1	1
Class X: 2,729,003 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively;	1	1
Class C: no shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	681,772	677,743
Accumulated deficit	(639,427)	(646,378)
Accumulated other comprehensive loss	(35)	(47)
Total stockholders’ equity	42,312	31,320
Total liabilities and stockholders’ equity	$129,047	$147,035

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Revenue:
Digital	$27,832	$36,390	$92,552	$118,994
Nutrition and other	17,353	23,497	56,530	76,322
Connected fitness	—	—	—	875
Total revenue	45,185	59,887	149,082	196,191
Cost of revenue:
Digital	3,806	4,348	12,066	15,452
Nutrition and other	9,413	10,890	30,305	36,081
Connected fitness	—	—	—	2,222
Total cost of revenue	13,219	15,238	42,371	53,755
Gross profit	31,966	44,649	106,711	142,436
Operating expenses:
Selling and marketing	11,549	19,130	45,942	75,628
Enterprise technology and development	10,193	10,406	29,484	33,613
General and administrative	8,913	10,139	25,192	33,367
Restructuring	—	(12)	—	2,480
Total operating expenses	30,655	39,663	100,618	145,088
Operating income (loss)	1,311	4,986	6,093	(2,652)
Other income (expense):
Loss on debt extinguishment	—	—	—	(2,166)
Change in fair value of warrant liabilities	2,685	(762)	3,013	107
Interest expense	(1,047)	(1,056)	(3,070)	(3,889)
Other income, net	323	352	1,056	618
Income (loss) before income taxes	3,272	3,520	7,092	(7,982)
Income tax (provision) benefit	9	49	(141)	(97)
Net income (loss)	$3,281	$3,569	$6,951	$(8,079)

Net income (loss) per common share, basic (1)	$0.45	$0.51	$0.96	$(1.16)
Net income (loss) per common share, diluted (1)	$0.38	$0.51	$0.86	$(1.16)
Weighted-average common shares outstanding, basic	7,219	6,999	7,172	6,945
Weighted-average common shares outstanding, diluted	7,418	7,046	7,415	6,945

(1) In computing basic and diluted net income per common share, net income is reduced by the amount of undistributed net income allocated to participating securities other than common shares, as required under the two-class method. In computing the diluted net income per share, net income is adjusted for the change in fair value of warrant liabilities for warrants that are dilutive.

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30,
	2026	2025

Cash flows from operating activities:
Net income (loss)	$6,951	$(8,079)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization expense	5,602	6,789
Amortization of content assets	3,793	6,945
Provision for inventory	1,087	1,256
Change in fair value of warrant liabilities	(3,013)	(107)
Equity-based compensation	4,280	4,744
Amortization of debt issuance costs	596	1,280
Paid-in-kind interest expense	—	218
Loss on debt extinguishment	—	2,166
Change in lease assets	606	1,161
Changes in operating assets and liabilities:
Inventory	(6,112)	3,899
Content assets	(3,276)	(2,294)
Prepaid expenses	2,333	4,718
Other assets	2,273	23,378
Accounts payable	381	(5,234)
Accrued expenses	(6,572)	(1,844)
Deferred revenue	(15,058)	(17,434)
Other liabilities	(3,942)	(4,795)
Net cash (used in) provided by operating activities	(10,071)	16,767
Cash flows from investing activities:
Purchase of property and equipment	(2,075)	(3,698)
Maturity of restricted short-term investments	2,500	—
Net cash provided by (used in) investing activities	425	(3,698)
Cash flows from financing activities:
Proceeds from exercise of stock options	112	67
Debt borrowings	—	25,000
Debt repayments	(579)	(22,582)
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	95	78
Tax withholding payments for vesting of restricted stock	(458)	(271)
Payment of debt issuance costs	(750)	(1,781)
Net cash (used in) provided by financing activities	(1,580)	511
Effect of exchange rates on cash, cash equivalents, and restricted cash	(262)	182
Net (decrease) increase in cash, cash equivalents, and restricted cash	(11,488)	13,762
Cash, cash equivalents and restricted cash, beginning of period	39,017	20,187
Cash, cash equivalents, and restricted cash, end of period	$27,529	$33,949
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,462	$1,758
Cash received during the period for US Federal income taxes	—	(324)
Cash paid during the period for Texas GMT income taxes	69	73
Cash (received) paid during the period for UK income taxes	—	24
Cash paid during the period for Canada income taxes	16	26
Cash paid during the period for income taxes from other jurisdictions	13	22
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$405	$359

Exhibit 99.1

The Beachbody Company, Inc.

Non GAAP Information

Adjusted EBITDA

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income tax provision, equity-based compensation, restructuring costs, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net income (loss), the closest GAAP measure, for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025

Net income (loss)	$3,281	$3,569	$6,951	$(8,079)
Adjusted for:
Loss on debt extinguishment (1)	—	—	—	2,166
Depreciation and amortization	1,428	1,879	5,602	6,789
Amortization of capitalized cloud computing implementation costs	534	37	918	112
Amortization of content assets	1,124	1,927	3,793	6,945
Interest expense	1,047	1,056	3,070	3,889
Income tax (benefit) provision	(9)	(49)	141	97
Equity-based compensation (2)	1,877	1,003	4,280	4,744
Restructuring (3)	—	(12)	—	2,480
Change in fair value of warrant liabilities	(2,685)	762	(3,013)	(107)
Non-operating (4)	(243)	(628)	(778)	(1,147)
Adjusted EBITDA	$6,354	$9,544	$20,964	$17,889

1 The nine months ended September 30, 2025 represents the loss related to the $17.3 million debt extinguishment that the Company made on May 13, 2025.

2 Includes benefits due to the modification of stock awards of approximately zero and $0.9 million for the three and nine months ended September 30, 2025, respectively.

3 Includes post-Pivot restructuring expenses, primarily termination benefits, of approximately zero and $2.5 million for the three and nine months ended September 30, 2025.

4 Primarily includes interest income.

Adjusted Net Income (Loss)

We use adjusted net income (loss), which is a non-GAAP performance measure, to supplement our results presented in accordance with GAAP. We believe adjusted net income (loss) is useful in evaluating our operating performance, as it is similar to measures

Exhibit 99.1

reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted net income (loss) is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate adjusted net income (loss) as net income (loss) adjusted for impairment of goodwill, restructuring costs, the change in fair value of warrant liabilities, and other items that are not normal, recurring operating activities necessary to operate the Company's business, and the tax impact of the adjustments as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted net income (loss) excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of impairment of goodwill and the change in fair value of warrant liabilities) or are not related to our underlying business performance (for example, in the case of restructuring costs).

The table below presents our adjusted net income (loss) reconciled to our net income (loss), the closest GAAP measure, for the periods indicated:

	Three Months Ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$3,281	$3,569	$6,951	$(8,079)
Adjusted for:
Loss on debt extinguishment (1)	—	—	—	2,166
Restructuring (2)	—	(12)	—	2,480
Change in fair value of warrant liabilities	(2,685)	762	(3,013)	(107)
Tax impact of adjustment (3)	53	(9)	60	(55)
Adjusted net income (loss)	$649	$4,310	$3,998	$(3,595)

(1) The nine months ended September 30, 2025 represents the loss related to the $17.3 million debt extinguishment that the Company made on May 13, 2025.

(2) Includes post-Pivot restructuring expenses, primarily termination benefits, of approximately zero and $2.5 million for the three and nine months ended September 30, 2025.

(3) Tax impact calculated using the annual effective tax rate.

Net Cash Position

We use net cash position, which is a non-GAAP liquidity measure, to supplement our liquidity as presented in accordance with GAAP. We believe that net cash position is useful in viewing our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Net cash position is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our net cash position, which is our cash and cash equivalents less the debt on our balance sheet for the periods indicated:

	September 30,	December 31,
(in thousands)	2026	2025

Cash and cash equivalents	$27,529	$39,017
Less:
Current portion of debt	2,700	1,062
Long-term debt	20,193	22,564
Net cash position	$4,636	$15,391

Free Cash Flow

Exhibit 99.1

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash provided by (used in) operating activities as presented in accordance with GAAP. We believe that free cash flow is useful in evaluating our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Free cash flow is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our free cash flow, which is our net cash provided by operating activities less cash used for the purchase of property and equipment for the periods indicated:

	Nine months ended September 30,
(in thousands)	2026	2025

Net cash (used in) provided by operating activities	$(10,071)	$16,767
Less:
Cash used in the purchase of property and equipment	2,075	3,698
Free cash flow	$(12,146)	$13,069

Investor Relations

IR@BODi.com